Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
FINANCIAL INFORMATION

Capitalized terms used but not otherwise defined in this section shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) to which this section is attached as an exhibit.

The unaudited pro forma condensed consolidated combined statements of operations of Osprey for the six months ended June 30, 2018 and for the year ended December 31, 2017 combine the historical statements of operations of Osprey and the historical consolidated statements of the contributed operations of Royal pro forma for removal of certain of Royal LP’s subsidiaries, giving effect to the following transactions (the “Transaction”) as if they had been consummated on January 1, 2017, the beginning of the earliest period presented:

●	the acquisition by Osprey from the Contributors of (i) all of the Contributors’ equity interests of the Royal Entities, pursuant to the Contribution Agreement, in exchange for (i) the issuance by Opco at the closing of 40,000,000 common units to the Contributors, (ii) the issuance by Osprey at the closing of 40,000,000 shares of Class C common stock to the Contributors and (iii) an amount of cash equal to $400,000,000 plus the reimbursement of certain of their transaction expenses;

●	the redemption by Osprey of shares of Class A common stock held by public stockholders in connection with the Transaction and the adjustments to the foregoing consideration received by the Contributors as more fully described below; and

●	the conversion of 6,875,000 shares of Class B common stock into 6,875,000 shares of Class A common stock, in connection with the closing.

The unaudited pro forma condensed consolidated combined balance sheet of Osprey as of June 30, 2018 combines the historical condensed balance sheet of Osprey and the historical condensed consolidated balance sheet of Royal and then removes certain of Royal LP’s subsidiaries, as well as certain of Royal’s assets and liabilities, not being contributed in the Transactions, as if they had been consummated on June 30, 2018.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Transaction; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on Osprey’s results following the completion of the Transaction.

The unaudited pro forma condensed consolidated combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;

●	the (i) historical audited financial statements of Osprey as of and for the year ended December 31, 2017 incorporated by reference to the definitive proxy statement filed with the SEC on August 3, 2018 (the “Proxy Statement”) and (ii) historical condensed unaudited financial statements of Osprey as of and for the six months ended June 30, 2018, included elsewhere in the Form 8-K;

●	the (i) historical audited consolidated financial statements of Royal as of and for the year ended December 31, 2017 incorporated by reference to the Proxy Statement and (ii) historical condensed consolidated unaudited financial statements of Royal as of and for the six months ended June 30, 2018, included elsewhere in the Form 8-K; and

●	other information relating to Osprey and Royal contained in the Proxy Statement and in the Form 8-K.

Pursuant to the Charter, public stockholders were offered the opportunity to redeem, upon the closing, shares of Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing) in the Trust Account. No shares were redeemed in connection with the closing.

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The unaudited pro forma condensed consolidated combined financial statements have been prepared as follows:

(i)	the acquisition of the Royal Entities under the Contribution Agreement has been accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Osprey will be treated as the acquired company and Royal will be treated as the acquirer for financial reporting purposes.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed consolidated combined financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transaction and the other related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed consolidated combined financial statements do not purport to project the future operating results or financial position of Osprey following the completion of the Transaction and the other related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed consolidated combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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Unaudited Pro Forma Condensed Balance Sheet
June 30, 2018
(in thousands)

	Osprey (A)	Royal Historical (B)	Adjustment for Royal Entities not Contributed (C)	Pro Forma Contributed Royal Entities	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$708	$35,388	$(5,291)	$30,097	$(28,301)	(D)	$2,504
Prepaid expenses	121	1,277	(1,277)	-	-		121
Accounts receivable	-	15,014	(1,156)	13,858	-		13,858
Total current assets	829	51,679	(7,724)	43,955	(28,301)		16,483

Marketable securities held in Trust Account	277,496	-	-	-	(277,496)	(F)	-
Deferred tax asset	-	-	-	-	68,282	(W)	68,282
Royalty and working interests in oil and natural gas properties	-	237,441	(21,210)	216,231	-		216,231
TOTAL ASSETS	$278,325	$289,120	$(28,933)	$260,186	$(237,515)		$300,996

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long–term hedge liability	$-	$1,003	$-	$1,003	$(1,003)	(J)	$-
Accounts payable and accrued liabilities	94	3,011	(2,560)	451	(59)	(J)	486
Accrued expenses – to partners	-	795	-	795	(795)	(K)	-
Income taxes payable	147	-	-	-	-		147
Intercompany Payable	-	-	2,382	2,382	(2,382)	(K)	-
Total current liabilities	241	4,809	(178)	4,631	(4,239)		633

LONG-TERM LIABILITIES:
Asset retirement obligation	-	187	(187)	-	-		-
Long-term hedge liability	-	704	-	704	(704)	(J)	-
Long-term debt, net	-	30,881	(982)	29,899	5,401	(M)	35,300
Deferred underwriting fees	9,625	-	-	-	(9,625)	(H)	-
Total long-term liabilities	9,625	31,772	(1,169)	30,603	(4,928)		35,300

Commitments and Contingencies

Common stock subject to redemption	263,459	-	-	-	(263,459)	(P)	-

SHAREHOLDER’S EQUITY:
Partners’ Capital	-	252,539	(27,586)	224,953	(224,953)	(Q)	-
Class A common stock	-	-	-	-	5	(R)	5
Class B common stock	1	-	-	-	(1)	(R)	-
Additional Paid-in Capital	3,418	-	-	-	148,380	(S)	151,798
Retained earnings (accumulated deficit)	1,581	-	-	-	(8,962)	(T)(V)	(7,381)
Non-controlling interest	-	-	-	-	120,641	(L)	120,641
TOTAL LIABILITIES & EQUITY	$278,325	$289,120	$(28,933)	$260,186	$(237,515)		$300,996

See notes to pro forma financial statements.

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Unaudited Pro Forma Condensed Statement of Operations
For the Six Months Ended June 30, 2018
(in thousands, except per share amounts)

	Osprey (A)	Royal Historical (B)	Adjustment for Royal Entities not Contributed (C)	Pro Forma Contributed Royal Entities	Pro Forma Adjustments		Pro Forma Combined
REVENUES:
Oil and gas sales	$-	$53,295	$(6,112)	$47,183	$-		$47,183
Realized loss on hedging activities	-	(206)	-	(206)	206	(E)	-
Unrealized loss on hedging activities	-	(1,708)	-	(1,708)	1,708	(E)	-
Total revenues	-	51,381	(6,112)	45,269	1,914		47,183
COSTS AND EXPENSES:
Production and ad valorem taxes	-	2,972	(509)	2,463	-		2,463
Lease operating expense	-	396	(396)	-	-		-
Marketing and transportation	-	1,173	(282)	891	-		891
Amortization of royalty and working interests in oil and natural gas properties	-	10,078	(1,394)	8,685	-		8,685
General, administrative and other	608	6,153	(3,529)	2,624	-		3,232
Total costs and expenses	608	20,772	(6,109)	14,663	-		15,271
OTHER INCOME AND (EXPENSE):
Gain on sale of assets	-	41,382	(41,382)	-	-		-
Other income	-	-		-	-		-
Unrealized gain on marketable securities	27	-	-	-	(27)	(G)	-
Interest income	1,995	-	-	-	(1,995)	(G)	-
Interest expense	-	(1,074)	31	(1,043)	(229)	(D)	(1,272)
Total other income (expense)	2,022	40,308	(41,351)	(1,043)	(2,251)		(1,272)
Income before provision for income taxes	1,414	70,917	(41,353)	29,564	(337)		30,640
Provision for income taxes	(354)	-	-	-	(3,419)	(F)	(3,773)
NET INCOME	1,060	70,917	(41,353)	29,564	(3,756)		26,868
Net income attributable to non-controlling interest	-	(95)	14	(81)	(12,437)	(H)	(12,518)
Net income attributable to class A shareholders	$1,060	$70,822	$(41,339)	$29,483	$(16,193)		$14,350
Weighted average shares outstanding, basic	8,224,230				37,630,770		45,855,000
Basic net income per shares attributable to class A shareholders	$(0.08)						$0.31
Weighted average shares outstanding, diluted	8,224,230				77,630,770		85,855,000
Diluted net income per shares attributable to class A shareholders	$(0.08)						$0.28

See notes to pro forma financial statements.

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Unaudited Pro Forma Condensed Statements of Operations
For the Year Ended December 31, 2017
(in thousands, except per share amounts)

	Osprey (A)	Royal Historical (B)	Adjustment for Royal Entities not Contributed (C)	Pro Forma Contributed Royal Entities	Pro Forma Adjustments		Pro Forma Combined
REVENUES:
Oil and gas sales	$–	$104,321	$(42,956)	$61,365	$-		$61,365
Realized gain on hedging activities	–	751	(360)	391	(391)	(D)	-
Unrealized gain on hedging activities	–	1,040	(499)	541	(541)	(D)	-
Total revenues	–	106,112	(43,816)	62,296	(931)		61,365
COSTS AND EXPENSES:
Production and ad valorem taxes	–	5,980	(2,714)	3,266	-		3,266
Lease operating expense	–	674	(674)	–	-		–
Marketing and transportation	–	6,926	(3,799)	3,127	-		3,127
Amortization of royalty and working interests in oil and natural gas properties	–	37,085	(19,189)	17,896	-		17,896
General, administrative and other	378	8,450	(2,432)	6,018	-		6,396
Total costs and expenses	378	59,115	(28,807)	30,308	-		30,686
OTHER INCOME AND (EXPENSE):
Gain on sale of assets	–	31,441	(31,441)	–	-		-
Other income	–	34	26	60	-		60
Unrealized loss on marketable securities	(194)	–	–	–	194	(G)	-
Interest income	1,465	–	–	–	(1,465)	(G)	-
Interest expense	–	(2,799)	1,354	(1,445)	(870)	(E)	(2,314)
Total other income (expense)	1,271	28,676	(30,061)	(1,385)	(2,141)		(2,254)
Income before provision for income taxes	893	75,673	(45,069)	30,604	(3,072)		28,425
Provision for income taxes	(370)	–	–	–	(5,257)	(F)	(5,627)
NET INCOME	523	75,673	(45,069)	30,604	(8,329)		22,798
Net income attributable to non-controlling interest	–	(155)	21	(134)	(10,488)	(H)	(10,622)
Net income attributable to class A shareholders.	$523	$75,518	$(45,048)	$30,470	$(18,817)		$12,176
Weighted average shares outstanding, basic	7,069,719				38,785,281		45,855,000
Basic net income per shares attributable to class A shareholders	$(0.08)						$0.27
Weighted average shares outstanding, diluted	7,069,719				78,785,281		85,855,000
Diluted net income per shares attributable to class A shareholders	$(0.08)						$0.21

See notes to pro forma financial statements.

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 NOTES TO OSPREY ENERGY ACQUISITION CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

Overview

The pro forma adjustments have been prepared as if the Transaction had been consummated on January 1, 2017, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed consolidated combined statements of operations and on June 30, 2018 in the case of the unaudited pro forma condensed consolidated combined balance sheet.

The unaudited pro forma condensed consolidated combined financial statements have been prepared assuming the following methods of accounting in accordance with GAAP.

The acquisition will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Osprey will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Royal being the largest single individual or group of owners, Royal having the largest minority voting interest, Royal operations comprising the ongoing operations of the combined entity, and Royal comprising a majority of the governing body of the combined entity. Accordingly, for accounting purposes, the acquisition will be treated as the equivalent of Royal issuing stock for the net assets of Osprey, accompanied by a recapitalization. The net assets of Osprey will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the acquisition will be those of Royal.

The unaudited pro forma condensed consolidated combined financial statements should be read in conjunction with (i) Osprey’s historical audited financial statements and related notes for the period from the year ended December 31, 2017 and the historical unaudited condensed financial statements as of and for the six months ended June, 2018, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Osprey,” included elsewhere in the Form 8-K and (ii) Royal historical audited consolidated financial statements and related notes for the year ended December 31, 2017 incorporated by reference to the Proxy Statement and the historical unaudited condensed consolidated financial statements as of and for the six months ended June, 2018, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Royal,” included elsewhere in the Form 8-K and incorporated by reference to the Proxy Statement.

The pro forma adjustments represent management’s estimates based on information available as of the date of the Form 8-K and are subject to change as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed consolidated combined financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Transaction that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Transaction and the other related transactions are not included in the unaudited pro forma condensed consolidated combined statements of operations. However, the impact of such transaction expenses is reflected in the unaudited pro forma condensed consolidated combined balance sheet as a decrease to retained earnings and a decrease to cash.

2.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet as of June 30, 2018

The unaudited pro forma condensed consolidated combined balance sheet as of June 30, 2018 reflects the following adjustments assuming the Transaction occurred on June 30, 2018.

A.	Represents the Osprey unaudited historical condensed balance sheet as of June 30, 2018.

B.	Represents the Royal unaudited historical condensed consolidated balance sheet as of June 30, 2018.

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C.	Represents the pro forma adjustments to the Royal unaudited historical condensed consolidated balance sheet as of June 30, 2018 to reflect only the Royal Entities being contributed pursuant to the Contribution Agreement, and not any of Royal’s other subsidiaries.

D.	Represents the pro forma adjustments to the Royal cash balance to reflect the following (in thousands):

Royal cash balance	$(30,097)	E
Investments held in Trust Account	277,496	F
Funds from PIPE investment	114,800	G
Estimated transaction costs	(28,500)	H
New debt balance	38,000	O
Cash payment to Royal	(400,000)	I
	$(28,301)	D

E.	Represents the adjustment to eliminate Royal cash and intercompany balances in connection with the closing as the Contribution Agreement allows for the distribution of the cash of the contributed Royal Entities prior to the closing.

F.	Represents the adjustment related to the reclassification of the $277.5 million of investments held in the Trust Account in the form of investments to cash and cash equivalents to reflect the fact that these investments are available for use in connection with the Transaction.

G.	Represents the net proceeds of $114.8 million from the private placement of 11,480,000 shares of Class A common stock at $10.00 per share pursuant to the Private Placement.

H.	Represents estimated transaction costs totaling $28.5 million (inclusive of $9.6 million of deferred underwriting compensation and $2.7 million debt finance costs related to new debt financing upon completion of the Transaction) for advisory, banking, legal and accounting fees that are not able to be capitalized as part of the Transaction (except for debt finance costs netted against long-term debt). The unaudited pro forma condensed combined consolidated balance sheet reflects these costs as a reduction of cash with a corresponding decrease to long-term debt and decrease in deferred underwriting fees and retained earnings. These costs (except for debt finance cost amortization) are not included in the unaudited pro forma condensed combined consolidated statement of operations as they are directly related to the Transaction and will be nonrecurring.

I.	Represents cash consideration paid to the Contributors pursuant to the terms of the Contribution Agreement of $400 million.

J.	Represents the elimination of the Royal derivative contracts not contributed as the Contribution Agreement calls for them to be settled in connection with the closing.

K.	Represents the elimination of Royal intercompany and related party balances not contributed in connection with the closing.

L.	Represents pro forma adjustments to the non-controlling interest portion of net assets for the period ended June 30, 2018 to reflect the following (in thousands):

Non-controlling interest recapitalization adjustment	$129,435
Non-controlling interests retained earnings adjustment	(8,794)
	$120,641	L

The non-controlling interest represents the Contributors ownership of Opco at closing. The non-controlling interest is 46.6%.

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M.	Represents pro forma adjustments to debt to reflect the following (in thousands):

Existing Royal debt	$(29,899)	N
New debt	38,000	O
Debt finance costs	(2,700)	O
	$5,401	M

N.	Represents the elimination of the $29.9 million Royal debt balance not contributed in connection with the closing pursuant to the terms Contribution Agreement.

O.	Represents the new debt financing of $38 million incurred to facilitate closing and the payment of the cash consideration to the Contributors and transaction expenses. The debt financing costs are $2.7 million.

P.	Represents all shares converted to common stock at closing following the redemptions.

Q.	Represents pro forma adjustments to Partners’ Capital to reflect the following (in thousands):

Royal cash balance	$(30,097)	E
Elimination of Royal derivative contracts not contributed	1,766	J
Existing Royal debt	29,899	N
Repayment of intercompany balances	2,382	K
Repayment of accrued expenses to partners	795	K
Transfer remaining partners’ capital to APIC	(229,697)	U
	$(224,953)	Q

R.	Represents the recapitalization of common shares between common stock and additional paid in capital.

S.	Represents pro forma adjustments to additional paid in capital to reflect the following (in thousands):

Transfer of common stock	$263,459	P
Funds from PIPE investment	114,800	G
Cash payment to Royal	(400,000)	I
Transfer remaining partners’ capital to APIC	229,697	U
Elimination of Osprey retained earnings	1,581	T
Recapitalization of common shares	(4)	R
Deferred tax asset	68,282	W
Non-controlling interest recapitalization adjustment	(129,435)	L
	$148,380	S

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T.	Represents pro forma adjustments to record the elimination of Osprey retained earnings of the accounting acquiree.

U.	Represents pro forma adjustments to reflect the reclassification of partners’ capital to additional paid in capital.

V.	Represents pro forma adjustments to retained earnings to reflect the following (in thousands):

Transaction costs, net of deferred underwriting fees and debt financing costs	$(16,175)	H
Non-controlling interests retained earnings adjustment	8,794	L
Elimination of Osprey retained Earnings	(1,581)	T
	$(8,962)	V

W.	Represents a deferred income tax asset associated with the basis difference of oil and natural gas properties. An estimated combined federal and state income tax rate of 21.9% was used in calculating the deferred tax asset.

3.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations for the Six Months Ended June 30, 2018

The unaudited pro forma condensed consolidated combined statement of operations for the six months ended June 30, 2018 reflects the following adjustments assuming the Transaction occurred on January 1, 2017:

A.	Represents the Osprey unaudited historical condensed statement of operations for the six Months Ended June 30, 2018.

B.	Represents the Royal unaudited historical condensed statement of operations for the six months ended June 30, 2018.

C.	Represents the pro forma adjustments to the Royal unaudited historical condensed consolidated balance sheet as of June 30, 2018 to reflect only the Royal entities being contributed pursuant to the Contribution Agreement.

D.	Represents pro forma adjustments to record an adjustment to interest expense to remove Royal interest and add interest on the Revolving Credit Facility. The interest rate assumed for Osprey is consistent with the historical interest rate on the Royal credit facility.

E.	Represents pro forma adjustments to reflect the exclusion of hedges not contributed as the Contribution Agreement calls for them to be settled in connection with the closing.

F.	To record normalized blended statutory income taxes at the corporate rate of 21.9% for pro forma financial presentation purposes, being a combination of a 21% federal tax rate and a 0.90% incremental state tax rate. The expense is adjusted for the non-taxable income attributable to the non-controlling interests.

G.	Represents pro forma adjustments to record the elimination of interest income and unrealized gains held in the Trust Account.

H.	Represents pro forma adjustments to reflect the non-controlling interest. The non-controlling interest represents the Contributors ownership of Opco at closing. The non-controlling interest is 46.6%.

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4.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations for the Year Ended December 31, 2017

The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2017 reflects the following adjustments assuming the Transaction occurred on January 1, 2017:

A.	Represents the Osprey historical condensed statement of operation for the year ended December 31, 2017.

B.	Represents the Royal historical condensed statement of operation for the year ended December 31, 2017.

C.	Represents the pro forma adjustments to the Royal unaudited historical condensed statement of operations for the year ended December 31, 2017 to reflect only the Royal entities being contributed pursuant to the Contribution Agreement.

D.	Represents pro forma adjustments to reflect the exclusion of hedges not contributed as the Contribution Agreement calls for them to be settled in connection with the closing.

E.	Represents pro forma adjustments to record an adjustment to interest expense to remove Royal interest and add interest on the Revolving Credit Facility. The interest rate assumed for Osprey is consistent with the historical interest rate on the Royal credit facility.

F.	To record normalized blended statutory income taxes at the corporate rate of 35.75% for pro forma financial presentation purposes, being a combination of a 35% assumed federal tax rate and an incremental 0.75% for state taxes. The expense is adjusted for the non-taxable income attributable to the non-controlling interests.

G.	Represents pro forma adjustments to record the elimination of interest income and unrealized losses held in the Trust Account.

H.	Represents pro forma adjustments to reflect the non-controlling interest. The non-controlling interest represents the Contributors ownership of Opco at closing. The non-controlling interest is 46.6%.

5.	Pro Forma Earnings Per Share

The table below reflects the adjustments to basic and fully diluted net income per common share for the effect of the Transactions had such transactions occurred on January 1, 2017. The computation of diluted income per share excludes the effect of warrants to purchase 21,250,000 shares of common stock because we cannot be sure that the stock price will exceed the exercise price for pro forma purposes.

Pro Forma Combined
(in thousands except share and per share information)
(Basic EPS
Numerator:
Net Income Attributable to Class A shareholders	$12,176

Denominator:
Osprey Founder shares	6,875,000
Osprey Public shares	27,500,000
PIPE Investment	11,480,000

Basic Weighted Average Shares Outstanding	45,855,000

Basic EPS Attributable to Shareholders	$0.27

Diluted EPS
Numerator:
Net Income Attributable to Class A shareholders	12,176
Effect of conversion of Class C shares to Class A shares	6,036
Diluted Net Income Attributable to Class A shareholders	18,212

Denominator:
Osprey Founder shares	6,875,000
Osprey Public shares	27,500,000
PIPE Investment	11,480,000
Conversion of Class C shares to Class A shares	40,000,000

Diluted Weighted Average Shares Outstanding	85,855,000

Diluted EPS Attributable to Shareholders	$0.21

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The table below reflects the adjustments to basic and fully diluted net income per common share for the effect of the Transactions had such transactions occurred on January 1, 2017. The computation of diluted income per share excludes the effect of warrants to purchase 21,250,000 shares of common stock because we cannot be sure that the stock price will exceed the exercise price for pro forma purposes.

Pro Forma
(in thousands except share and per share information)
Basic EPS
Numerator:
Net Income Attributable to Class A shareholders	$14,350

Denominator:
Osprey Founder shares	6,875,000
Osprey Public shares	27,500,000
PIPE Investment	11,480,000

Basic Weighted Average Shares Outstanding	45,855,000

Basic EPS Attributable to Shareholders	$0.31

Diluted EPS
Numerator:
Net Income Attributable to Class A shareholders	$14,350
Effect of conversion of Class C shares to Class A shares	9,536
Diluted Net Income Attributable to Class A shareholders	$23,886

Denominator:
Osprey Founder shares	6,875,000
Osprey Public shares	27,500,000
PIPE Investment	11,480,000
Conversion of Class C shares to Class A shares	40,000,000

Diluted Weighted Average Shares Outstanding	85,855,000

Diluted EPS Attributable to Shareholders	$0.28

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COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for Osprey and the Royal Entities and unaudited pro forma condensed consolidated combined per share ownership information of Osprey after giving effect to the business combination.

The pro forma book value, net income (loss) and cash dividends per share information reflects the business combination as if it had occurred on June 30, 2018 and reflects pro forma income (loss) as if it had occurred on January 1, 2017.

The historical information should be read in conjunction with the sections entitled “Selected Historical Financial Information of Osprey” and “Selected Historical Financial Information of Royal,” as well as the historical consolidated and combined financial statements of Osprey and the Royal Entities and the related notes thereto included elsewhere in the Form 8-K. The unaudited pro forma condensed consolidated combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the business combination had been completed as of the date indicated or will be realized upon the closing.

(in thousands, except per share amounts)	Osprey	Royal Entities		Pro Forma Combined
Book value per share(1)	$0.61	$	N/A	$3.09
Basic net income (loss) per share for the six months ended June 30, 2018	$(0.08)	$	N/A	$0.31
Diluted net income (loss) per share for the six months ended June 30, 2018	$(0.08)	$	N/A	$0.28
Basic net income (loss) per share for the year ended December 31, 2017	$(0.08)	$	N/A	$0.27
Diluted net income (loss) per share for the year ended December 31, 2017	$(0.08)		N/A	$0.21
Cash dividends per share	$—	$	N/A	$—

(1)	Book value per share = (Total stockholders’ equity)/shares outstanding.

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